Exhibit 10.2

PRIVATE PLACEMENT WARRANTS ASSIGNMENT AGREEMENT

This Private Placement Warrants Assignment Agreement, dated as of November 19, 2013 (this “Assignment”), is made by and between Levy Acquisition Sponsor, LLC, a Delaware limited liability company (the “Assignor”) and Michael R. Wallach (the “Buyer”).

WHEREAS, on the terms and subject to the conditions set forth in this Assignment, the Assignor wishes to assign an aggregate of 30,000 warrants (the “Private Placement Warrants”), each exercisable to purchase one share of common stock of Levy Acquisition Corp. (the “Company”), and having the terms described in the Company’s prospectus dated November 13, 2013 (the “Prospectus”) relating to the Company’s initial public offering (the “Public Offering”) and the Buyer wishes to receive the Private Placement Warrants from the Assignor.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1 Assignment of Private Placement Warrants. The Assignor hereby assigns 30,000 Private Placement Warrants to the Buyer, immediately following, and conditional upon, the closing of the Public Offering and the private placement of the Private Placement Warrants to be made by the Company to the Assignor simultaneously with the Public Offering. The Assignor shall assign the Private Placement Warrants to the Buyer as compensation for the Buyer’s service as an officer of the Company and the Buyer will pay no consideration for the assignment of the Private Placement Warrants. In connection with such assignment, the Assignor hereby assigns its rights, duties and obligations under that certain Registration Rights Agreement, dated as of November 13, 2013, by and among the Company, the Assignor and the other signatories thereto (the “Registration Rights Agreement”), to the Buyer, as a Permitted Transferee (as defined in the Registration Rights Agreement).

Section 2 No Conflicts. Each party represents and warrants that neither the execution and delivery of this Assignment by such, nor the consummation or performance by such party of any of transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3 Investment Representations. The Buyer represents and warrants, as follows: The Buyer hereby acknowledges that an investment in the Private Placement Warrants involves certain significant risks. The Buyer has no need for liquidity in its investment in the Private Placement Warrants for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Buyer acknowledges and hereby agrees that the Private Placement Warrants (and the shares of common stock issuable upon exercise thereof) have not been registered under the Securities Act of 1933, as amended (the “Act”) will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on the Buyer (as described in the Company’s registration statement on Form S-1, as amended (File Number 333-191587) (the “Registration Statement”), under the Act, relating to the Public Offering)). The Buyer further understands that any certificates evidencing the Private Placement Warrants bear a legend referring to the foregoing transfer restrictions.

The Private Placement Warrants are being acquired solely for the Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. The Buyer has been given the opportunity to (i) ask questions of and receive answers from the Assignor and the Company concerning the terms and conditions of the Private Placement Warrants, and the business and financial condition of the Company and (ii) obtain any additional information that the Assignor possesses or can acquire without unreasonable effort or expense that is necessary to assist the Buyer in evaluating the advisability of the purchase of the Private Placement Warrants and an investment in the Company. The Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. The Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Act. The Buyer acknowledges, and agrees to be bound by, the terms and provisions of the Securities Escrow Agreement dated November 13, 2013 among the Company and the other parties thereto (the “Escrow Agreement”), and that the Private Placement Warrants shall remain in escrow until the termination of the Escrow Period (as defined in the Escrow Agreement).

Section 4 Assignor Representations. The Assignor represents and warrants as follows: Neither the Assignor, nor any of its officers, directors, employees, agents or members has either directly or indirectly, including through a broker or finder, engaged in any general solicitation or published any advertisement in connection with the assignment of the Private Placement Warrants.

Section 5 Miscellaneous. This Assignment, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Assignment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth above.

LEVY ACQUISITION SPONSOR, LLC

By:	/s/ Ari Levy
Name: Ari Levy Title: President

BUYER

/s/ Michael R. Wallach
Michael R. Wallach

[SIGNATURE PAGE TO Private Placement WARRANTS ASSIGNMENT AGREEMENT]